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                                                                 EXHIBIT 99.17

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                            NOTE PURCHASE AGREEMENT

                                    BETWEEN

                               KMART CORPORATION

                                      AND

                                  XXXXXXXXXX

                          Dated as of January 21, 1993


                        $64,523,000 8.20% Collateralized

                            Promissory Note Due 2018

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                               Kmart Corporation
                           3100 West Big Beaver Road
                           Troy, Michigan 48084-3163



                            NOTE PURCHASE AGREEMENT

                     $64,523,000 8.20% Kmart Collateralized
                           Promissory Notes Due 2018



                                                                     Dated as of
                                                                January 21, 1993



XXXXXXXXXX
XXXXXXXXXX
XXXXXXXXXX
XXXXXXXXXX



Gentlemen:

        The undersigned, Kmart Corporation, a Michigan corporation ("Company"),
hereby agrees with   XXXXXXXXXX ("  XXXXXXXXXX") as follows:



        SECTION 1. DESCRIPTION OF NOTES AND COMMITMENT.

        1.1. Description of Notes. Company has authorized the issuance and sale of $64,523,000 aggregate principal amount of its 8.20% Collateralized Promissory Notes due 2018 ("Notes"), each to be dated the date of issue, and,
except for the original Note issued to   XXXXXXXXXX dated as of January 21,
1993 and the Note issued to   XXXXXXXXXX (as defined hereafter) in exchange for
the surrender and cancellation thereof (collectively, "Original Notes") to bear interest from such date (the Original Notes to bear interest from January 22, 1993) to but not including the date of repayment of such principal amount at the rate of 8.20% per annum, respectively, payable on the 22nd day of each January and July in each year (commencing July 22, 1993) and at maturity, and to bear interest on overdue principal, overdue premium, if any, and any overdue installment of interest at the Overdue Rate, whether at scheduled maturity, upon acceleration or otherwise, until paid, to mature on January 22, 2018 and to be substantially in the form attached hereto as Exhibit 1.1. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Principal on the Notes shall be due and payable in annual installments in the amounts set forth on Schedule 1 attached to the Note commencing on January 22, 1994 and, thereafter, on the twenty-second day of January in each succeeding year through and including January 22, 2018. The Notes are not subject to prepayment, purchase or redemption at the option of Company prior to their expressed maturity date




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except on the terms and conditions and in the amounts and with the premiums, if any, set forth in the various paragraphs of Section 2 of this Agreement and in the Notes. The term "Notes", as used herein shall include each Note delivered pursuant to this Agreement, and each Note issued in exchange or replacement
therefor.    XXXXXXXXXX is hereinafter sometimes referred to as the "Purchaser."
Certain capitalized terms used herein shall have the meanings set forth in
Section 8.1, unless the context shall otherwise require.



        1.2. Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, Company shall issue and sell to Purchaser, and Purchaser shall purchase from Company, $64,523,000 aggregate principal amount of 8.20% Notes of Company at a price of 100% of the principal amount thereof for an aggregate purchase price of $64,523,000 ("Purchase Price"), on the Closing Date hereinafter mentioned.

        Delivery of the Notes will be made at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, New York, New York 10022 against payment therefor in the amount of the Purchase Price at or before 12:00 P.M., Eastern Standard time; on January 22, 1993 or such later date as shall be mutually agreed upon by Company and the Purchaser ("Closing Date"). Payment for the Notes shall be effected by wire transfer of federal funds to such bank account of Company as may be specified by Company in writing at least one Business Day before the Closing Date. The Notes delivered on the Closing Date will be delivered to Purchaser in the form of one or more registered Notes for the full amount of Purchaser's purchase, registered in the name of XXXXXXXXXX, Purchaser's assignee (" XXXXXXXXXX").



        1.3 Security for Notes. The Notes will be secured by certain security documents, including, without limitation, deeds of trust or mortgages (collectively, "Mortgages") substantially in the form attached hereto as Exhibits 1.3B and 1.3C with respect to each Mortgaged Estate creating a first priority mortgage lien on all of Company's right, title and interest in and to each such Mortgaged Estate and a first priority security interest in all of Company's right, title and interest in and to the equipment and fixtures included within each Mortgaged Estate. The Mortgages, at Purchasers election, may be assigned to a trustee and held in accordance with a Collateral Agency Agreement as set forth in Section 1.4.



        1.4     Collateral Agency Agreement.


        (a)     Within thirty (30) days of a written request from   XXXXXXXXXX,
the Company shall execute and deliver to   XXXXXXXXXX a Collateral Agency
Agreement ("Agency Agreement") substantially in the form attached hereto as
Exhibit 1.3A with such collateral agent ("Agent") as   XXXXXXXXXX shall choose.



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            (b)     From and after the date of the execution and delivery of the
Agency Agreement by the Agent ("Effective Date"), the Agent shall be entitled to rely on all of the representations, warranties and covenants set forth in this Agreement, in the Mortgages and in any of the other Note Documents and the Agent shall be deemed to be the Mortgagee or secured party thereunder as of the Effective Date.



            (c)     The Company shall take such actions and execute such
documentation from time to time as   XXXXXXXXXX or the Agent deems necessary to
confirm the effectiveness of the Agency Agreement or the interest of the Agent in the collateral as such Mortgagee or secured party.



        1.5 Home Office Payment. Notwithstanding any other provision in this Agreement or the Notes, Company shall cause all payments of principal, Make-Whole Premium (if any) and interest on the Notes to be made in the manner and to the address specified in Exhibit 1.5 hereto, or in such other manner or to such other address as the holder of any Note may thereafter designate in writing.



        SECTION 2. PREPAYMENT OF NOTES.

        No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement and the Notes.

        2.1. Optional Prepayment. Upon compliance with Section 2.2, Company shall have the option at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part, then in units of U.S. $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, together with accrued interest thereon to (but not including) the date of such prepayment and a premium (determined three Business Days prior to the date of such prepayment) equal to the Make-Whole Premium ("Redemption Price").

        2.2. Notice of Prepayments. Company shall give written notice of any prepayment of the Notes pursuant to Section 2.1 hereof to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such prepayment of the Notes. Notices required by this Section 2.2 shall specify
(a) the date of prepayment, (b) the principal amount of the holder's Notes to be prepaid on such date, and (c) the estimated Make-Whole Premium and the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Premium and accrued interest thereon shall become due and payable on the prepayment date set forth in such notice.
Company


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also shall give written notice to each holder of the Notes, by telecopy or other same day written communication, setting forth the computation and amount of the Make-whole Premium payable in connection with a prepayment pursuant to
Section 2.1 at least three Business Days prior to the date of such prepayment.

        2.3. Special Put Option of Holders Following a Rating Decline.

                  (a) Rating Decline. If a Rating Decline (as defined in paragraph(d) below) occurs, each holder of a Note will have the right, at such holder's option prior to the Restoration Date, to require Company to redeem such Note in whole (but not in part) on the Redemption Date (as defined in paragraph (c) below) at a price equal to the Redemption Price. The obligations of Company to give the notices required pursuant to paragraph (b) of this
Section 2.3 shall remain in effect so long as any Notes remain outstanding. If a Rating Decline occurs and subsequent to such Rating Decline another Rating Decline occurs, then each holder of a Note will again have the rights, and Company again will have the obligations, as set forth in this Section 2.3.

                  (b) Notice. Within five (5) days after the first date on which a Rating Decline has occurred ("Trigger Date"), Company will cause a notice to be mailed to each holder of Notes, which notice shall (1) state that a Rating Decline has occurred, (2) describe the action taken with respect to the rating that constituted the Rating Decline, including the date of the occurrence thereof, (3) set forth Company's offer to redeem all of the Notes as provided in paragraph (c) below, and (4) state the party to whom the holder of a Note electing redemption shall surrender such Note on or before the Restoration Date.

                  (c) Election of Redemption. At any time thirty (30) days after the Trigger Date and prior to the Restoration Date, any holder of a Note or Notes may, by written notice to the Paying Agent, (or the Company, if at such time there is no Paying Agent) elect to have the Company redeem the Note or Notes specified in such notice. The notice to the Paying Agent shall be delivered to its principal office together with the Note or Notes to be redeemed, which shall be surrendered, duly endorsed or assigned to the Company in blank. The Paying Agent (or the Company as the case may be) shall hold the Notes in trust for the benefit of the holders of the Notes electing redemption pursuant to this Section 2.3 until payment in full of the Redemption Price to the holders on the Redemption Date and shall then and thereupon surrender such Notes to Company. Election of redemption by a holder pursuant to this Section
2.3 shall (unless otherwise provided by law) be irrevocable and the occurrence of the Restoration Date prior to the Redemption Date shall not


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affect the Company's obligation to redeem the Note or Notes specified in any holder's notice of election. "Redemption Date" means a Business Day selected by Company that is, subject to any contrary requirements of applicable law, not more than thirty (30) days after any holder of a Note or Notes elects to have the Company redeem the Note or Notes to be redeemed.

                        (d) Certain Defined Terms. For purposes of this Agreement the following terms shall have the following meanings:

        "Adjusted Reinvestment Yield" shall mean the Reinvestment yield plus
 .50%.

        "Make Whole Premium" shall mean at any time with respect to any prepayment or Payment (whether on account of acceleration or otherwise) of the Notes, to the extent that the Adjusted Reinvestment Yield at such time is lower than 8.20%, the excess of (a) the present value of the remaining principal and interest payments to become due on that portion of the Notes to be prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment, as the case may be) discounted at a rate which is equal to the Adjusted Reinvestment Yield applicable to such Notes over (b) 100% of the principal amount of such Notes then to be prepaid or paid, as the case may be, plus accrued interest thereon to the date of prepayment. To the extent that the Adjusted Reinvestment Yield at the time of such prepayment or payment, as the case may be, is equal to or higher than 8.20%, the Make Whole Premium is zero.



        "Minimum Investment Grade" is defined to mean a rating of at least Baa3, in the case of a rating by Moody's, and a rating of at least BBB-, in the case of a rating by S&P or the then equivalent of such rating by Moody's or S&P or, to the extent applicable, by another Rating Agency.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

        "Rating Agency" and "Rating Agencies" mean Moody's and S&P and, if either Moody's or S&P (but not both) ceases to rate the indebtedness of corporations generally or unsubordinated, senior, unsecured indebtedness of Company in particular, then another comparable rating agency of recognized national standing in the United States.

        "Rating Decline" shall exist upon any date that:

                        (a) the ratings assigned to unsubordinated, senior, unsecured indebtedness of Company on such date by either Moody's or S&P:
(1) declines to a rating below the Minimum Investment Grade, or (2) further declines, in the event then rated below the Minimum Investment Grade; or





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             (b)       (1) unsubordinated, senior, unsecured indebtedness of
Company ceases to be rated by either Moody's or S&P (other than by reason of such rating agency ceasing to rate the indebtedness of corporations generally) at such time as the rating then assigned by the remaining such Rating Agency shall be below Minimum Investment Grade or (2) unsubordinated, senior, unsecured indebtedness of Company ceases to be rated by either Moody's or S&P at such time as the rating then assigned by the remaining such Rating Agency shall be at least the Minimum Investment Grade and Company is unable to have such debt rated by another Rating Agency within 90 days thereafter (except that no Rating Decline shall be deemed to have occurred under this clause (b)(2) if such debt ceases to be rated by Moody's and S&P by reason of both such Rating Agencies ceasing to rate the indebtedness of corporations generally); or



             (c) unsubordinated, senior, unsecured indebtedness of Company ceases to be rated by both Moody's and S&P for any reason (except if, through no fault of Company, both Moody's and S&P are unable to provide a rating due to a business failure or interruption affecting both Moody's and S&P).



For purposes of determining whether a Rating Decline shall have occurred under clause (a) of this definition, the rating initially assigned by any Rating Agency engaged by Company pursuant to clause (b) hereof to replace any rating withdrawn or otherwise terminated by Moody's or S&P shall be compared to the last rating assigned by Moody's or S&P, as the case may be.



        "Reinvestment Yield" shall be the arithmetic mean of the rates published in the Statistical Release under the caption "U.S. Government Securities Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity of such Notes to be prepaid or paid, as the case may be, as of the date of such payment or prepayment, as the case may be, rounded to the nearest month. If no maturity exactly corresponds to the rounded Weighted Average Life to Maturity of such Notes to be prepaid or paid, as the case may be, yields for the two most closely corresponding published maturities next above and below the rounded Weighted Average Life to Maturity of such Notes to be prepaid or paid, as the case may be, shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated for such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment yield, the most recent Statistical Release published prior to the date of payment or prepayment, as the case may be, hereunder shall be used.


        "Restoration Date" means the date on which any rating (described in the above definition for "Rating Decline"), as to which a Rating Decline has occurred, is restored by the Rating Agency to the rating assigned by it immediately preceding the Rating Decline.



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        "S&P" means Standard & Poor's Corporation or any successor thereto.

        "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System or the comparable business information obtained from the applicable Bloomberg Information Service, at the option of the holders of the Notes and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 51% in aggregate principal amount of the outstanding Notes being prepaid.

        "Weighted Average Life to Maturity" means, with respect to the Notes, as at any time of determination, the number of years obtained by dividing the then Remaining Dollar-years of the Notes by the then outstanding principal balance of such Notes (before giving effect to any prepayment to be made at the time of such determination). For such purposes, the "Remaining Dollaryears" of the Notes shall be determined by (1) multiplying (a) the amount of each then remaining required payment of principal of such Notes (including each required installment payment or mandatory prepayment thereof, if any, and payment of the principal balance thereof at final maturity, but assuming no optional prepayments thereof are made) by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date the respective required payment or mandatory prepayment of principal is due, and (2) adding all of the products so obtained.

        2.4. Other Prepayment. In the event that Company shall be required to prepay the Notes in full pursuant to any Note Document, then, (i) each holder of a Note shall be required to surrender such Note, duly endorsed or assigned to Company in blank, at the principal office of the Agent, if any (or if no agent at such time exists, to the Company) and (ii) Agent, if any, shall hold the Notes in trust for the benefit of the holders of the Notes until payment in full of the Redemption Price shall have been made to such holders within the time provided in the Mortgages, and shall then and thereupon surrender such Notes to Company. The holders of the Notes shall apply any proceeds of any condemnation proceeding, insurance or other award relating to all or a portion of the Mortgaged Estate to the payment of the Redemption Price.

        2.5. Allocation of Prepayments. All partial prepayments shall be applied ratably on all outstanding Notes pro rata in the same proportion that such prepaid amount bears to the





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aggregate unpaid principal balance of the Notes.  All prepayments required pursuant to Section 1.05, 1.13, 5.0l(b), (c) and (d) of the Mortgages and
Section 5A shall be allocated to the Release Amount (as defined in the Granting Clause of each Mortgage) specified in the Mortgage with respect to which such prepayment is received. The principal portion of any prepayments shall reduce pro rata all remaining mandatory payments of principal set forth in Schedule 1 to the Notes.



        SECTION 3. REPRESENTATIONS.

        3.1. Representations of the Company. The Company hereby represents and warrants for the benefit of Purchaser that the representations set forth as follows are true and correct as of the date hereof and shall be true and correct as of the Closing Date:



        (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.



        (b) The Company is duly qualified to do business as a foreign corporation in California and New York and in each other jurisdiction in which the conduct of its business or the ownership of its properties would require such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has requisite corporate power to own the Mortgaged Estates and carry on its business now being conducted and as proposed to be conducted.



        (c) The execution, delivery and performance of this Agreement, the Notes and the other Note Documents are within the corporate powers of Company and have been duly authorized by all necessary corporate action on the part of Company. On the Closing Date, this Agreement, the Notes and the other Note Documents will have been duly executed by and will be the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.


        (d) The audited consolidated financial statements of Company and its Subsidiaries for Company's fiscal years ended January 31, 1990, January 29, 1991 and January 29, 1992 ("Audited Financials"), each accompanied by a report thereon containing an opinion unqualified as to scope and limitations imposed by Company and otherwise without qualification except as therein noted by Price Waterhouse, have been prepared in accordance with generally accepted accounting principles, consistent with the principles and practices used in the preparation of Company's



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audited consolidated financial statements for the immediately preceding fiscal year (except as otherwise indicated in the Audited Financials, including the notes thereto) and present fairly in all material respects the consolidated financial condition of Company at the end of each such financial year and the consolidated results of operations and changes in financial position of Company for each of such periods.



        The unaudited consolidated financial statements of Company and its Subsidiaries ("Unaudited Financials") dated as of October 31, 1992 for the quarterly and nine-month periods ended on said date, prepared by Company and filed as part of the Company's Form 10-Q for the period ended as of such date, have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition of Company as of such date and the consolidated results of operations for such periods.



        (e) No consent, approval, certification or authorization of, or declaration, registration or filing with, or payment to, any governmental body or any stockholder, creditor, lessor, Superior Party or other non-governmental Person is required to be obtained or made on or prior to the Closing Date in connection with the execution, delivery and performance by Company of this Agreement, the Notes and the other Note Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of Company's obligations under this Agreement, the Notes or the other Note Documents, or the offer, issue, sale or delivery of the Notes to the Purchaser or the fulfillment of or compliance with the terms and provisions of the Notes, this Agreement or the other Note Documents, except for the recording of the Mortgages and the filing of forms UCC-1 in the appropriate offices in California and New York which are set forth on Exhibit 3.1(e) attached hereto and the payment of mortgage recording taxes and nominal filing fees.



        (f) Company and its Subsidiaries have filed all tax returns required to be filed, if failure to file would have a Material Adverse Effect, and have paid all taxes that they are required to have paid, except for (i) taxes that are presently payable but not overdue, and (ii) other taxes the payment of which is being contested in good faith and by appropriate proceedings, provided that the non-payment would not have a Material Adverse Effect.



        (g) Neither the execution and delivery of this Agreement, the Notes or the other Note Documents by Company nor the performance of the terms and provisions hereof and thereof, nor the issuance and sale of the Notes by Company will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any



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violation of, any charter instrument, contract, agreement, mortgage, indenture, lease, instrument or order, or of any statute, law, rule or regulation of the United States of America or the States of Michigan, California or New York, to which Company or any of its properties, including without limitation, the Mortgaged Estates is subject.



        (h) Neither Company's annual report on Form 10-K for the fiscal year ending January 29, 1992 ("1992 10-K"), Company's quarterly reports on Form 10-Q filed after the 1992 10-K (if any), nor any written statement furnished to Purchaser by Company in connection with the offering or sale of the Notes or the negotiation of the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.



        (i) Since January 29, 1992, there has not been any material adverse change in the financial condition or results of operations of Company or in the condition of the Mortgaged Estates.

        (j) The net proceeds from the issuance and sale of the Notes will be used for general corporate purposes of Company. No part of the proceeds of the sale of the Notes are intended to be used, directly or indirectly, for the purchasing, carrying or refinancing of any "margin stock" within the meaning of Regulations G, T or X of the Board of Governors of the Federal Reserve System. The assets of Company and its Subsidiaries do not include an amount of "margin stock" that would cause the provisions of Rule 207.2(f)(2) of Regulation G to be inapplicable and neither Company nor any of its Subsidiaries has any present intention of purchasing, carrying or refinancing such an amount of "margin stock".

        (k) Neither Company nor, to its knowledge, anyone acting on its behalf has offered the Notes or any similar securities relating to the Mortgaged Estates to, or solicited any offer to purchase the same from, any Person other than the Purchaser and not more than 20 other institutional investors, or has taken or will take any other action which would (1) require the registration of the Notes under Section 5 of the Act, (2) violate the provisions of Section 5 of the Act or (3) require registration or qualification under any securities or blue sky laws of any applicable jurisdiction.



        (l) The consummation of the transactions contemplated by this Agreement and compliance by Company with the provisions hereof and the Notes issued hereunder and the other Note Documents will not constitute a prohibited transaction within the meaning of ERISA or Section 4975 of the Code. Each Plan complies in all material respects with all applicable



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statutes and governmental rules and regulations, and (1) no Reportable Event has occurred and is continuing with respect to any Plan subject to Title IV of ERISA, (2) neither Company nor any ERISA Affiliate has withdrawn from any Plan subject to Title IV of ERISA or any Multiemployer Plan or instituted steps to do so, and (3) no steps have been instituted to terminate in a distress termination any Plan subject to Title IV of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by Company or any ERISA Affiliate and no trust created thereunder have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, and the present value of all benefits vested under all Plans subject to Title IV of ERISA does not exceed the value of the assets of such Plans allocable to such vested benefits (such present value to be determined as of, and based on, the most recent valuation of such Plan for funding purposes). The Company has no material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA), other than as required by section 4980B of the Code.



        (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and Company is not directly or indirectly controlled by an "investment company". Company is not a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a "holding company" or a "public utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.



        (n) Except as disclosed in the 1992 10-K, there are no actions, suits or proceedings pending or, to the knowledge of Company, after due inquiry, threatened against Company or any of its Subsidiaries or any Mortgaged Estate in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would have a Material Adverse Effect.



        (o) To the knowledge of the Company, Company is not in violation of, and is not subject to any liability (whether or not contingent) under, any Environmental Legal Requirement affecting it or its properties, except for such violations and liabilities as would not in the aggregate have a Material Adverse Effect. Company has received and reviewed the environmental audit reports required by Section 4.3(vii) hereof and has delivered the same to Purchaser, and has no actual knowledge of any adverse condition except as disclosed in the environmental audit report.


        (p) Except for such violations as would not in the aggregate have a Material Adverse Effect, Company is not in violation of (i) any state, local or foreign law, ordinance or


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regulation or any other requirement of any government or regulatory body, court or arbitrator applicable to the business or properties of Company, including, without limitation, the Mortgaged Estates, and (ii) any federal law or any order, judgment, injunction, award or decree of any governmental or regulatory body, court or arbitrator applicable to the business or properties of Company, including, without limitation, the Mortgaged Estates.



        (q) After reasonable investigation, Company is not in default in the payment of principal or interest on any indebtedness for borrowed money aggregating $100,000,000 or more (collectively, "Material Indebtedness") and has no written notice and no actual knowledge that it is in default under any instrument or instruments or agreements under and subject to which any Material Indebtedness has been issued.



        (r) Except as set forth on Exhibit 3.1(r), no broker's or finder's fees or commissions or investment banking fees will be payable by Company with respect to the issuance and sale of the Notes or the transactions contemplated by the Note Purchase Agreement.



        (s) Except for currently valid unrecorded leases, copies of each of which have been provided to Purchaser, no agreements exist to which it is a party and, to the best of the Company's knowledge, no agreements exist to which it is not a party which do not appear of record as a lien or encumbrance against any of the Mortgaged Estates, the enforcement of the provisions set forth in which would have Material Adverse Effect on the use, occupancy or operation of any of the Mortgaged Estates as presently used, occupied and operated.



        (t) Each of the representations and warranties made or to be made by Company in the other Note Documents shall be incorporated herein on the Closing Date as if set forth herein in their entirety and shall be true and correct as of such date.



        3.2. Representations and Agreements of the Purchaser. Purchaser represents that it is acquiring the Notes for its own account and not with a view to distribution (as such term is used under Section 2(11) of the Act)
thereof except in accordance with the   XXXXXXXXXX Assignment; provided that the
disposition of Purchaser's property shall at all times be and remain within its control.


        SECTION 4. CLOSING CONDITIONS.

        Purchaser's obligation to purchase the Notes on the Closing Date shall be subject to the performance by Company of its agreements hereunder and under the other Note Documents which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

        4.1.            Company's Closing Certificate.  Concurrently with the
delivery of Notes to Purchaser on the Closing Date, Purchaser and   XXXXXXXXXX
shall have received a certificate of Company signed by an Executive Officer of Company in substantially the form of Exhibit 4.1 hereto, to the effect that, among other things, (a) the representations and warranties contained in Section
3.1 and the other Note Documents are true on and as of the Closing Date and (b) no Default or Event of Default exists on and as of the Closing Date.

        4.2. Legal Opinions. Concurrently with the delivery of Notes to Purchaser on the Closing Date, Purchaser shall have received from (i) Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to Company, and (ii) each Special Local Counsel, their respective opinions, which opinions shall be (a)
dated the Closing Date, (b) addressed to   XXXXXXXXXX,   XXXXXXXXXX and the
Agent, (c) satisfactory in form and substance to   XXXXXXXXXX and   XXXXXXXXXX
and (d) in      substantially the form and substance set forth in Exhibits
4.2A, 4.2B and 4.2C hereto, respectively.

        4.3. Note Documents and Other Deliveries. Prior to or concurrently with the issuance and sale of Notes to Purchaser on the Closing Date, Company (and, any other necessary party under the Mortgages) shall have executed and delivered the Mortgages, in substantially the form of Exhibits 1.3B and 1.3C hereto, the Agency Agreement, in substantially the form of
Exhibit 1.3A hereto, the Assignments of Leases and Rents, in substantially the form of Exhibit 4.3A hereto, the Hazardous Materials Indemnity Agreement, in substantially the form of Exhibit 4.3B hereto and all other Note Documents, and Company shall have delivered evidence, in form and substance satisfactory to the Purchaser, that the following requirements have been satisfied:

        (i) Company shall have good and marketable fee simple title, subject to the provisions of applicable ground leases, to the Improvements and Personal Property (as defined in the Mortgages and constituting real property) located at the Mortgaged Estates, and a good, valid and subsisting leasehold interest in the Mortgaged Estates (where applicable), free and clear of all liens and encumbrances except Permitted Encumbrances (as defined in the applicable Mortgage);



        (ii) Company shall have (i) caused the Mortgages and all required Uniform Commercial Code financing statements to be duly recorded or filed in the manner required by the laws of California and New York and (ii) paid, or caused to be paid, all filing fees, mortgage recording taxes and recording charges incurred in connection therewith, and such recordings and filings shall be satisfactory to the Purchaser and Special Local Counsel;

        (iii) the Purchaser shall have received an A.L.T.A. Extended Coverage Loan Policy of title insurance (or such other form of loan or mortgagee policy as may be prescribed by law in the state where such Mortgaged Estate is located) covering such Mortgaged Estate (or a valid, binding unconditional commitment therefor), dated the Closing Date, in the current 1987 A.L.T.A. form and including mechanics' and materialmen's lien coverage, issued by a title insurance company acceptable to the Purchaser and with such reinsurance as may be required by the Purchaser. Such policy shall (i) insure
(a) each of the Mortgages as a first lien on the Mortgaged Estate, subject to no other liens or encumbrances or restrictions except Permitted Encumbrances, which shall be fully identified thereon, (b) that any restrictions or easements affecting the Mortgaged Estates have not been violated and that a future violation thereof will not result in a forfeiture or reversion of title, and (c) that all streets adjoining the Mortgaged Estate have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities, (ii) be in the aggregate amount of $64,523,000 and insure each Mortgaged Estate in the amount set forth on Exhibit 4.3C hereto, and (iii) be satisfactory in all other respects to Purchaser. Company will provide Purchaser with such endorsements to the title insurance policy as the Purchaser may reasonably request;



        (iv) Purchaser shall have received a copy of a final Class A A.L.T.A. as-built survey of each of the Mortgaged Estates, including all requirements set forth on Table 3, certified not more than 20 days before Closing Date, such survey to be satisfactory in form and substance to Purchaser and to include (i) a metes and bounds description (or an otherwise sufficient and insurable legal description) of the Mortgaged Estate, (ii) all lot and street lines, (iii) a statement of whether the Mortgaged Estate is located in a flood plain or zone as designated by any governmental authority and (iv) the location of improvements, easements and rights of way (identified by reference to the recorded instrument creating the same, if any) and encroachments, if any, prepared and duly certified to the title company, any other necessary party to any Mortgage such as the trustee under any deed of trust and Purchaser as an accurate survey by a surveyor duly licensed in the State where the Mortgaged Estate is located;



        (v) Purchaser shall have received a certificate of self-insurance executed by Company;



        (vi) Purchaser shall have received an appraisal of each of the Mortgaged Estates satisfactory to the Purchaser by an appraisal company
acceptable to the Purchaser the cost of which shall be paid by   XXXXXXXXXX.



        (vii) Purchaser shall have received a Phase I environmental audit report on each Mortgaged Estate (prepared not earlier than one (1) year from the date of this Agreement) satisfactory to Purchaser by an environmental consulting company acceptable to Purchaser and a Supplemental/Phase II environmental report on each of the Mortgaged Estates located in XXXXXXXXXX, XXXXXXXXXX and XXXXXXXXXX, New York;



        (viii) Purchaser shall have received a copy of all consents, certificates, permits and licenses of governmental authorities or inspection organizations as are required or are customarily procured in connection with the use, occupancy or operation of each of the Mortgaged Estates other than for XXXXXXXXXX, California, including, but not limited to, a certificate of occupancy and each such certificate, permit and license shall be in full force and effect;



        (ix) Purchaser shall have received evidence satisfactory to it that there does not exist any violation of any law, regulation or order affecting the Mortgaged Estates, including, without limitation, laws, regulations and orders relating to (i) zoning, subdivision and building restrictions and (ii) Hazardous Materials;



        (x)       on the Closing Date, each of the Mortgaged Estates shall be
(i) undamaged by fire or other causes and (ii) unaffected by any pending or threatened condemnation proceeding;



        (xi) Purchaser shall have received evidence satisfactory to it that the description of the tax lot or lots covering each of the Mortgaged Estates does not include any lands or buildings other than those described in the Mortgages; and



        (xii) Purchaser shall have received all documents, certificates, statements or other evidence relating to the Mortgaged Estates as Purchaser may reasonably request in order to consummate the transactions contemplated
hereby and by the   XXXXXXXXXX Assignment, including, without limitation, the
granting of the Mortgages on the Mortgaged Estates.



        4.4. Ratings. The Notes shall have a National Association of Insurance Commissioners rating of "1" and Purchaser shall have received written evidence thereof.

        4.5. Private Placement Number Application. An application for issuance of a private placement number for the Notes shall have been made to S&P.

        4.6. Legality. The Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject and Purchaser shall have received such information concerning Company and its Subsidiaries as Purchaser shall reasonably request to establish such fact.

        4.7. No Default or Event of Default. On the Closing Date, no Default or Event of Default shall exist.



        4.8. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary for the consummation thereof, shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of such transactions.



        4.9. Costs and Expenses. The Company shall have paid or provided for the payment of all expenses that Company is obligated to pay pursuant to
Section 9.4. In addition, Purchaser shall have received reasonable assurance in writing that all other fees and expenses incurred by any other Person in connection with the transactions contemplated hereunder shall have been paid on or prior to the Closing Date.

        4.10. Charter Documents; Resolutions. Purchaser shall have received copies of the articles of incorporation, appropriate excerpts of bylaws and all of the charter documents of Company, certified as true, complete and correct by the Secretary of Company and all such documents shall be in full force and effect. Purchaser shall also have received an incumbency certificate evidencing the signatures of the parties authorized and executing any of the Note Documents.



        4.11. Searches. Purchaser shall have received a current building code search for the Mortgaged Estates.



        If on the Closing Date Company fails to tender to Purchaser the Notes to be issued on such date or if the conditions specified in this Section 4 have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, Purchaser may waive compliance by Company with any such condition to such extent as Purchaser may in its own sole discretion, determine; provided, however, that no waivers
shall be given without the prior written approval of   XXXXXXXXXX. Nothing
herein shall operate: (i) to relieve Company of any of its obligations hereunder, including without limitation the payment of any expenses pursuant to
Section 9.4 or (ii) to waive any of Purchaser's rights against Company.


        SECTION 5. PARTICULAR COVENANTS OF THE COMPANY.

        From and after the Closing Date and continuing so long as any amount remains unpaid on any Note or due or owing under any Note Document, the Company covenants with the Purchaser as follows:

        5.1. Financial Reports. The Company will furnish to each holder of the Notes:



             (a) As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:



             (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such period, and


             (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such period;



in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end audit adjustments, by the chief accounting officer of the Company; provided that the Company will have satisfied the requirements of this Section 3.1 by delivery within the time period described hereinabove of its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission so long as such Form 10-Q contains quarterly statements reflecting the financial position and result of operations of the Company and its consolidated Subsidiaries for such quarter;



             (b) As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:



             (i) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and



             (ii) consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year;


             (c) Promptly upon their becoming available and concurrent with sending to stockholders or debenture holders, and the provision of Sections 3.1(a) and (b) notwithstanding, copies of each financial statement, report, notice of proxy statement sent by the Company to such stockholders or debenture holders generally including, without limitation, all annual reports of the Company filed on Form 10-K;



             (d) Except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, such financial or other information as any holder of the Notes or any person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of
Rule 144A promulgated under the Act in connection with the resale
by it of the Notes, in any   such case promptly after the same is
requested;



        (e) Within the period provided in paragraphs 3.1(a) and (b) above, a certificate of an Executive Officer of the Company stating that such officer has reviewed the provisions of this Agreement and the other Note Documents and stating whether there existed as of the date of such financial statements and whether, to the best of such officers' knowledge, there exists at the time of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event does exist on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and/or proposes to take with respect thereto; and



        (f) Such additional financial information as any holder may reasonably request with respect to Company and its Subsidiaries.



        The annual and interim financial statements described in paragraphs (a) through (d) above shall be prepared in accordance with GAAP.

        5.2. Books and Records; Inspection. The Company will, and will cause each of its Subsidiaries to, keep proper books of records and account in accordance with GAAP or in accordance with the generally accepted accounting practices of the country in which each such corporation is organized. Purchaser (so long as it holds any Notes) its successors and assigns and any Institutional Investor that, together with any Affiliates, holds at least 10% of the aggregate principal amount of the Notes then outstanding shall upon the occurrence and during the continuance of a Default or Event of Default or from and after the occurrence of any event that causes (i) a Material Adverse Effect or (ii) a Rating Decline so long as such Rating Decline continues, at the expense of the Company, have the right for reasonable purposes, during regular business hours, subject to reasonable notice and as often as may be reasonably requested, to visit and inspect the Properties of the Company and its Subsidiaries, to examine the corporate books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with an employee of the Company and appropriate advisors in the presence of the Company if it so elects. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be obligated to disclose any information pursuant to this Section 3.2 which they are prohibited from disclosing by law or by any contract entered into prior to the date hereof with any Person other than an Affiliate. Each holder of the Notes by its acceptance thereof agrees that any information obtained by such Person pursuant to this Section 5.2 will be treated as confidential; provided, however, that nothing herein contained shall limit or impair the right or obligation of any holder of the Notes to disclose such information: (1) to its auditors, attorneys, employees or agents, (2) when required by any law, ordinance or governmental order, regulation, rule, policy, investigation or any regulatory authority request,
(3) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state provincial or Federal regulatory body having or claiming to have jurisdiction over such holder or to the United States National Association of Insurance Commissioners or similar organizations or their successors, (4) in connection with the enforcement of the terms and conditions of this Agreement, the Notes or any of the other
Note Documents, (5) which is publicly available or readily ascertainable from public sources, or which is received by any holder of the Notes from a third Person who or which, to such holder's knowledge, is not bound to keep the same confidential, (6) as required by legal process in connection with any proceeding, case or matter pending (or on its face purported to be pending) or threatened by any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity, or (7) to the extent necessary in connection with any contemplated transfer of any Notes by any holder thereof (it being understood and agreed that any transferee that purchases such Notes shall itself be bound by the terms and provisions hereof).

        5.3. Payments. The Company will duly and punctually pay the principal of, premium (if any) and interest on the Notes in accordance with their terms, this Agreement, and the other Note Documents, without any deduction, withholding or setoff of any kind.

        5.4. Corporate Existence; Compliance with Laws. The Company will, and (except as permitted below) will cause each of its Subsidiaries to
(i) do or cause to be done all things necessary to preserve and keep in full force and effect its Corporate Existence and comply with all applicable laws, statutes, regulations, rules, orders, and all applicable restrictions imposed by any governmental or regulatory body, including, without limitation, the Occupational Safety and Health Act of 1970, ERISA and all Environmental Legal Requirements, except those being contested in good faith by appropriate proceedings and except where the failure so to comply would not have a Material Adverse Effect, and (ii) maintain all licenses and permits necessary properly to conduct its business or own its Properties, except where the failure so to do would not have a Material Adverse Effect; provided, however, that the foregoing shall not restrict (x) the Company from causing, permitting or suffering the sale, merger or liquidation of such of its Subsidiaries (but not the Company) as its Board of Directors shall determine to be in the best interests of the Company in the exercise of its reasonable business judgment or (y) any transaction permitted by Section
5.7. "Corporate Existence" as used in this Section 5.4, means existence as a corporation under the law of any jurisdiction within the United States.

        5.5. Taxes. Without limiting the terms and provisions of the Mortgages, the Company will, and will cause each of its Subsidiaries to, pay and discharge, before they become delinquent, all applicable taxes, assessments and governmental charges or levies imposed upon it or its Property; and provided, however, the foregoing items need not be paid while being contested by the Company or such Subsidiary in good faith and by appropriate proceedings so long as the non-payment of such items would not have a Material Adverse Effect.

        5.6. Insurance. The Company will, and will cause its Subsidiaries to, carry and maintain in full force and effect at all times with fiscally sound and reputable insurers insurance with respect to its Properties and business against such risks as is reasonable and prudent in the circumstances (which insurance obligation may be fulfilled by a reasonable and prudent selfinsurance program as described in the Mortgages) and in any event as may be required by applicable laws, statutes, regulations, rules or orders and, with respect to the Mortgaged Estates, any such insurance as is required by the Mortgages.

        5.7. Limitation on Consolidation or Merger. The Company will not, directly or indirectly (a) consolidate or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person or (b) engage in any deconsolidations, reorganization, recapitalization, or substitution of debtors, or any other such action if engaging in one or more of same will effect a novation of the Company's obligations hereunder or under any of the other Note Documents unless (i) no Default or Event of Default shall have occurred and be continuing both immediately before and immediately after any such transaction, and (ii) the Company is the survivor of such transaction, or, if the Company is not the survivor, the survivor is a corporation organized under the laws of any State of the United States which expressly assumes in writing the Company's obligations under this Agreement, the Notes and the other Note Documents and which shall own all or substantially all of the assets of the Company. In the case of any such consolidation, merger or sale or other disposition of assets in which the Company is not the surviving corporation, the surviving corporation shall furnish to the holders of the Notes an unqualified opinion of independent counsel to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles and that the first priority lien or security interest created by the Mortgages will not be affected by such consolidation, merger, sale or other disposition. Without limiting the generality of the foregoing, if immediately after giving affect to any such merger, consolidation or sale of assets, any event described in paragraphs (a), (b) or (c) of the definition herein of "Rating Decline" shall have occurred and be continuing with respect to the surviving or continuing corporation, then the holders of Notes shall have all the rights and remedies provided by Section 2.3 in the case of Rating Decline.



        5.8. Paying Agency. The Company will maintain an office in the United States of America where notices, presentations and demands to or upon the Company in respect of this Agreement, the Notes and the other Note Documents may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 9.6 hereof. The Company will give written notice to the holders of the Notes of any change of location of such office within five Business Days after the date of any such change. Notwithstanding the foregoing, in lieu of, or in addition to, maintaining an office as herein contemplated, the Company may appoint and maintain an agent for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any State thereof or the District of Columbia and having capital, surplus and undivided profits aggregating at least U.S. $250,000,000 ("Paying Agent") for the Notes in the Borough of Manhattan in the City of New York. In the event of a Rating Decline, Company shall appoint a Paying Agent to accept delivery of any Note or Notes to be redeemed by the Company pursuant to Section 2.3.

        5.9. Repurchase of Notes. Neither the Company nor any Subsidiary nor any Affiliate will, directly or indirectly, repurchase or make any offer to repurchase any Notes unless the Company or such Subsidiary or Affiliate has offered to repurchase such Notes, pro rata, from all holders of the Notes and otherwise upon the terms and conditions set forth in Section 2 hereof. In case the Company or any Subsidiary or Affiliate repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement or any of the Mortgages relating to the taking by the holders of the Notes of any actions with respect thereto or hereto, including, without limitation, Sections 6 or 7.

               Section 5A.  Remediation; Substitution.

               5A.l. For purposes of this Section 5A the following terms shall have the meaning set forth below:



                          "Cleanup Standards" shall mean soil and groundwater
cleanup levels approved in writing by the Division of Spill Prevention, Response and Remediation of the New York State Department of Environmental Conservation or, if such approval cannot be obtained, background levels.



                          "Completion Date" shall mean August 16, 1993, as to
which date time shall be of the essence.

                           "Completion Report" shall have the meaning assigned
thereto in Section 5.A2(b).

                           "Contractor" shall mean an environmental contractor
or engineer reasonably acceptable to and approved by Purchaser.



                          "New York Mortgage", shall mean the Mortgage creating
the lien on the Mortgaged Estate relating to the Property.

                          "Program" shall mean, collectively, (i) all
environmental work necessary or recommended by the Contractor to remediate the contamination revealed by the Testing, including, without limitation, soil removal to levels equal to or below the Cleanup Standards, (ii) any subsequent remediation or follow-up recommended by the Contractor in accordance with Environmental Legal Requirements, and (iii) all work necessary to restore and repair the Property to its condition prior to the environmental work, all performed and completed in accordance with all Environmental Legal Requirements.



                          "Property" shall mean the real property described in
Exhibit 5A.1 attached hereto.

                          "Release Conditions" shall mean that Purchaser shall
have received the following, all in form and substance satisfactory to
Purchaser:


                          (i)     an endorsement to its mortgagee title
insurance policy evidencing a continuation of title to the date on which the release is to occur and stating that the New York Mortgage continues to be a first priority lien on the remainder of the Mortgaged Estates encumbered by the New York Mortgage; and

                         (ii)     an Officer's Certificate stating that (a)
Company has no actual knowledge that there are any Events of Default under this Agreement or any other Note Document, and (b) all of the representations, warranties and covenants set forth herein and the other Note Documents are true and correct and reaffirmed as of the date on which the release is to occur.



               "Removal" shall have the meaning assigned thereto in
Section 5A.2 hereof.



               "Substitute Conditions" shall have the meaning assigned thereto in Section 5A.3 hereof.

               "Substitute Property" shall mean any real property or properties substituted for the Property pursuant to Section 5A.2.

               "Substitution" shall mean the substitution of the Property with the Substitute Property such that the Property is released from the lien of the New York Mortgage and the Substitute Property is encumbered by the New York Mortgage or another mortgage in form and substance the same as the New York Mortgage in the reasonable judgment of the holders of the Notes, all in accordance with Section 5A.3 hereof.

               "Substitution Completion Date" shall mean a date on which the closing of a Substitution shall take place, which shall in no event be more than sixty (60) days after an Unsuccessful Completion giving rise to the Substitution.

               "Successful Completion" shall mean the completion of the Program on or before the Completion Date such that the levels of contamination at the Property after such completion are equal to or below the Cleanup Standards.



               "Testing" shall have the meaning assigned thereto in
Section 5A.2 hereof.



               "Unsuccessful Completion" shall mean (i) a Successful Completion has not occurred, (ii) the Removal has not been undertaken or property completed, (iii) the Testing has not been undertaken or properly completed, or
(iv) any of the items set forth in the foregoing clauses (i), (ii) or (iii) have not been completed within the specified time period or in accordance with all Environmental Legal Requirements.

               5A.2. (a) Company shall retain a Contractor to remove the underground storage tank and any associated piping located at the Property ("Removal"), which Removal shall be done in accordance with all Environmental Legal Requirements and completed no later than the Completion Date.



                     (b) The Company shall cause the Contractor to undertake and complete the Program, which Program shall be performed in accordance with all Environmental Legal Requirements and completed on or before the Completion Date. The Company shall provide to Purchaser on the Completion Date a report

("Completion Report") in form and substance reasonably satisfactory to Purchaser stating that (i) the Program was completed in accordance with all Environmental Legal Requirements, (ii) that all contamination has been remediated to levels equal to or below the Cleanup Standards, and (iii) no existing environmental condition is likely to adversely affect the operation of the Property as a retail store.



                        (c) Purchaser shall have the right upon not less than forty-eight (48) hours prior written notice to visit the Property and to have its consultants or engineers audit or monitor the Removal, the Testing and the Program, provided that none of the foregoing unreasonably delay or interfere with timely Successful Completion. The Company shall provide Purchaser with copies of all reports, filings or data provided to governmental or regulatory agencies in connection with the tank, the Removal, the Testing and the Program.




                        (d) The Company agrees and acknowledges that Purchaser, in its judgment reasonably exercised, shall determine whether an Unsuccessful Completion has occurred based upon the Completion Report. The Company shall promptly pay, all costs, fees and expenses charged by the Contractor and all costs, fees and expenses incurred by Purchaser to determine whether there has been an Unsuccessful Completion.



                        (e) If an Unsuccessful Completion has occurred a the Company shall fail to correct or cure the Unsuccessful Completion within thirty (30) days' after written notice to the Company, Company shall make a Substitution. If the Company fails to make the Substitution in accordance with the terms of this Agreement and in the time periods provided therefor, such failure shall constitute an Event of Default under the New York Mortgage subject to cure in accordance with the provisions of Section 5.1 of the Mortgage. If the Company is required to make a Substitution, such Substitution shall be made in accordance with Section 5A.3 hereof.


                        (f) The Company acknowledges that Purchaser is requiring it to take the actions set forth in this Section 5A.2 solely for the purpose of protecting its collateral under the New York Mortgage and the Purchaser assumes no liabilities or obligations of any kind whatsoever with respect to the Company's handling or disposal practice with respect to Hazardous Materials, the Removal, the Testing or the Program (including any failure by the Company to fully or properly perform the same or to observe and comply with all Environmental Legal Requirements) or Hazardous Materials which may at any time exist on any Mortgaged Estate, including the Property or may have been or may be released, discharged, or removed from any Mortgaged Estate. The Company acknowledges that (i) it has engaged its own Contractor to perform the Removal, the Testing and the Program and make recommendations regarding remediation and compliance with Environmental Legal Requirements and to advise them with respect to the Removal, the Testing and the Program and the presence, release, discharge and removal of Hazardous Materials, and (ii) the reports, recommendations and remedial actions so proposed may be reviewed and approved by Purchaser at its election solely to protect the security and other interest of Purchaser. The Company acknowledges and agrees that it has not relied and will not rely on Purchaser or any of its agents in any regard with respect to the Removal, the Testing or the Program.



               5A.3. (a) If the Company is required to make a Substitution at Purchaser's election, within fifteen (15) days after its receipt of notice to that effect from Purchaser, the Company shall provide Purchaser with the description of, and all due diligence materials described by Company or reasonably requested by Purchaser with respect to, the proposed Substitute Property. If the Substitute Conditions are satisfied on or before the Substitution Completion Date, the Substitution shall take place on the Substitution Completion Date and, as of such date, the Substitute Property shall be one of the Mortgaged Estates encumbered by the New York Mortgage or another Mortgage in form and substance the same as the New York Mortgage in the reasonable judgment of the holders of the Notes and the Property shall no longer be one of the Mortgaged Estates. Any due diligence materials submitted to Purchaser shall be deemed approved by Purchaser unless Purchaser gives written notice of any objections.



                     (b) The Company's right to complete a Substitution shall be subject to the satisfaction of the following conditions on or before the Substitution Completion Date, all in form and substance acceptable to Purchaser (each, "Substitute Condition"; collectively, "Substitute Conditions"):



                                (1) The proposed Substitute Property must be a
"KMART" or Subsidiary retail facility which has a value, as evidenced by an appraisal prepared by a MAI Appraiser acceptable to Purchaser, equal to or in excess of the Release Amount specified in the New York Mortgage for the Property, which determination of value shall be made by Purchaser in its sole discretion reasonably exercised;


                                (2) All of the conditions set forth in Sections
4.3, 4.10 and 4.11 shall have been satisfied;



                                (3) The Release Conditions shall have been
satisfied;

                                (4) No Default or Event of Default shall exist
both before and after giving effect to the proposed Substitution;


                                (5) Purchaser shall have received an opinion
of counsel to the Company  opining with respect to the

Substitution and the Substitute Property as to those matters described on Exhibits 4.2(A) and (B);



                                (6)  The Company shall have executed and
delivered (i) at Purchaser's option, either an instrument spreading the lien of the New York Mortgage to the Substitute Property or a new mortgage encumbering the Substitute Property, together with any Uniform Commercial Code filings deemed necessary by Purchaser, (ii) an amendment to the Assignment of Leases and Rents covering the Property reflecting the Substitution, and (iii) such affidavits, filings or other documents concerning payment of (or exemption from) mortgage recording or other taxes or fees in connection with the spreading the lien of the New York Mortgage or the new mortgage; and



                                (7)  Purchaser shall have received such other
instruments and assurance as it may reasonably require.



                        (c) The Company shall pay or reimburse Purchaser on demand for all costs, fees or expenses reasonably incurred in connection with any Substitution and shall pay all title insurance premiums and charges, charges of environmental consultants or engineers, survey or appraisal costs, filing charges, mortgage recording or other taxes or other fees in connection with the Substitution, including, without limitation, reasonable attorneys' fees and expenses. In connection with the satisfaction of the conditions precedent contained in Sections 4.3, 4.10 and 4.11, all references to "Closing Date" shall mean the Substitution Completion Date and each reference to a document required to be delivered shall be deemed, for purposes hereof, to refer to the type of document described only insofar as it relates to the Substitute Property.


               SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.



               6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein or in the other Note Documents:



                        (a) The Company shall fail to pay when due (i) any payment of the principal of any Note or of any premium thereon; or (ii) any payment of interest on any Note and such interest payment default shall continue for more than 5 days; or



                        (b)       the Company shall fail to observe or
perform any other obligation, covenant, undertaking, condition or provision in respect of the Notes or contained in this Agreement or the other Note Documents which is not remedied within 30 days after the earliest of: (i) the furnishing of notice thereof by the Company to the holders of the Notes, (ii) the Company's willful failure to provide any notice required under Section 6.2 hereof or (iii) receipt of written notice thereof from the holder of any Note by the Company requiring the same to be remedied; provided that a default under Section 6.09 of the Mortgage shall constitute an Event of Default hereunder not subject to cure; or

                        (c) any representation or warranty made by the Company herein, or made by the Company in any other Note Document shall be untrue or inaccurate in any material respect; or



                        (d) any of the Note Documents or any provision thereof shall cease to be a legal, valid and binding agreement enforceable against the Company in accordance with the respect of terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective perfected first priority liens (subject to Permitted Encumbrances), perfected first priority security interest, rights, titles, interest (subject to Permitted Encumbrances), remedies, powers or privileges intended to be created thereby; or



                        (e) a judgment shall be rendered against the Company or any Principal Subsidiary for the payment of money in excess of $250 million individually or $250 million in the aggregate (as to such foregoing amount, net of the portion thereof covered by insurance) and such judgment shall not be discharged or dismissed, or execution thereof stayed pending appeal, within 30 days after entry; or



                        (f) (i) the Company or any Principal Subsidiary shall commence or consent to any case, proceeding or other action (1) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(2) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets (including the Mortgaged Estates), or the Company shall make a general assignment for the benefit of creditors or admit in writing that it is unable to pay its debts as they become due; or



                                (ii)       there shall be commenced against the
Company or any Principal Subsidiary any such case, proceeding or other action referred to in subclause (i) of this clause (f) that (l) results in the entry of an order for relief or any such adjudication or appointment or (2) is not dismissed, discharged or stayed for a period of 30 days from the entry thereof; or


                                (iii)      there shall be commenced against the
Company or any Principal Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (or against the Mortgaged Estates) that results in the entry of any order for any such relief which shall not have been vacated, discharged or stayed within 30 days from the entry thereof; or

                                 (iv)   the Company shall have been dissolved or
terminated; or

                                  (v)      the Company or any Principal
Subsidiary shall take any action authorizing or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this clause (f).


               6.2. Notice to Holders. Whenever the Company becomes aware that any Default or Event of Default has occurred, or if the Company is aware that the holder of any Note has either given any notice or taken any other action with respect to a Default or Event of Default, or the Company receives written notice from a third party concerning an event which constitutes a Default or Event of Default, the Company will ensure that notice is given (or such third party notice is forwarded) to all holders of the Notes then outstanding, no later than the fifth day (or second day in the case of an Event of Default or Default under Section 6.1(a)) after it becomes aware that such Event of Default or Default has occurred, or that such notice has been given or such other action has been taken with respect to such Default or Event of Default, such notice to be in writing and sent in the manner provided in
Section 9.6.



               6.3.     Acceleration of Maturities; Other Remedies.

                        (a) Upon the occurrence of an Event of Default under Section 6.1(a) above, the holder of each Note as to which such Event of Default occurred may, by written notice to the Company, declare such Note to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) and such Note shall thereupon become due and payable at the Redemption Price. Upon the occurrence of an Event of Default under Section 6.1(f) above in respect of the Company (but not of a Principal Subsidiary), all Notes shall immediately become due and payable at the Redemption Price. Upon the occurrence of any other Event of Default, holders of Notes representing at least 51% of the unpaid principal amount of all Notes then outstanding, excluding any Notes held by the Company or any Subsidiary or Affiliate ("Requisite Holders") may, by written notice to the Company, declare all Notes to be due and payable (without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company) and such Notes shall thereupon become due and payable at the Redemption Price. No course of dealing on the part of any holder of any Note nor any delay or failure on the part of any holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Note upon any default hereunder or thereon, including all costs, expenses, legal and other fees, charges and advances to protect the Mortgaged Estates and the fees, disbursements and other charges of such holder's or holders' attorneys for all services rendered in connection therewith together with all other amounts due under this Agreement and the other Note Documents.

                        (b) THE COMPANY ACKNOWLEDGES THAT PURCHASER WOULD NOT PURCHASE THE NOTE WITHOUT THE COMPANY'S AGREEMENT, AS SET FORTH ABOVE IN THIS SECTION 6.3, TO PAY THE PURCHASER OR ANY OTHER HOLDERS OF THE NOTES THE MAKE WHOLE PREMIUM INCLUDED WITHIN THE REDEMPTION PRICE UPON THE SATISFACTION OF ALL OR ANY PORTION OF THE PRINCIPAL INDEBTEDNESS EVIDENCED BY THE NOTE FOLLOWING THE ACCELERATION OF THE MATURITY DATE BY REASON OF AN EVENT OF DEFAULT OCCURRING AND CONTINUING HEREUNDER, AND THE COMPANY HAS CAUSED THE PERSON SIGNING THIS AGREEMENT ON THE COMPANY'S BEHALF SEPARATELY TO INITIAL THE AGREEMENT CONTAINED IN THIS SECTION 6.3, IN COMPLIANCE WITH SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, BY PLACING HIS OR HER INITIALS BELOW:

                                 INITIALS : NWL
                                            ---
                        (c) The rights and remedies expressly provided for in this Agreement are cumulative and not exclusive of any rights or remedies which the Purchaser or any holder of a Note would otherwise have, including, without limitation, the rights and remedies provided for in the Mortgages.



               6.4.       Rescission of Acceleration.  The provisions of
Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared or have become immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (e), inclusive, of Section 6.1, then (i) for any such declaration by a holder as the result of an Event of Default described in paragraph (a) of Section 6.1, such holder or (ii) for any such declaration as the result of the Event of Default described in paragraphs (b) through (e) of Section 6.1, the holders of at least 51% of the unpaid principal amount of all Notes then outstanding (other than any Notes held by the Company or any Subsidiary or Affiliate), may by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:



               (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;



               (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

               (c) each and every other Default and Event of Default shall have been cured or waived pursuant to Section 7.1 and the Company shall have paid all of Purchaser's costs and expenses as provided for in Section 9.4; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.



                 SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

                 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement or the Notes or the other Note Documents may, with the consent of Company (and, if required by applicable law, the Agent), be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if Company shall have obtained the consent in writing of the holders of at least 51% of the unpaid principal amount of outstanding Notes (other than any Notes held or agreed to be purchased by Company or any Subsidiary or Affiliate) provided that no such waiver, modification, alteration or amendment shall (a) change the time of payment of the principal of or the interest on any Note or reduce the principal amount thereof or reduce the rate of interest thereon, (b) change any of the provisions with respect to Section 2 hereof, including, without limitation, the definition of the term "Make Whole Premium" or the term "Redemption Price", (c) except as provided in applicable Mortgage, release from the lien granted by such Mortgage all or any part of the Mortgaged Estates or
(d) change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this
Section 7 without the consent of each holder of the Notes affected thereby. Executed or true and correct copies of any waiver, modification, alteration or amendment to this Agreement shall be delivered by Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes.

               7.2. Solicitation of Holders. So long as there are any Notes outstanding, Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes or the other Note Documents unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by Company and shall be afforded the opportunity of considering the same and shall be supplied by Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder as consideration for or as an inducement to entering into by any holder of any consent, waiver or amendment of any of the terms and provisions of the Agreements or the Notes or the other Note Documents unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.



               7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon Company (and the Agent), whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.



               SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS



               8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.



               "Act" means the Securities Act of 1933, as amended.


               "Adjusted Reinvestment Yield" shall have the meaning assigned thereto in Section 2.3(d) hereof.



               "Affiliate" means any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Company, as the case may be. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.



               "Agency Agreement" shall have the meaning assigned thereto in Section 1.3.


               "Agent" means the agent named pursuant to the Agency Agreement.

               "Agreement" means this Note Purchase Agreement.

               "Asbestos" shall mean the asbestos from varieties of chrysotile, crocidolite, amosite, anthophyllite, tremolite and actinolite.


               "Assignment of Leases and Rents" shall mean those certain Assignment of Leases and Rents, dated the date hereof, by and between Company
and   XXXXXXXXXX.


               "Audited Financials" shall have the meaning assigned thereto in Section 3.1(d).

               "Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York are required by law to close or are customarily closed.



               "Closing Date" shall have the meaning assigned thereto in Section 1.2 hereof.



               "Code" means the Internal Revenue Code of 1986, as amended from time to time;



               "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both constitute an Event of Default as defined in Section 6.1.



               "Environmental Legal Requirement" shall mean any international, Federal, state or local statute, law, regulation, order, consent decree, judgment, permit license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or Asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Materials, or to exposure to toxic or Hazardous Materials, to the handling transportation, discharge or release of gaseous or liquid Hazardous Materials and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to Company and its Subsidiaries, the property of Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Safe Drinking Water Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1977, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1969, the Oil Pollution Act of 1990, California Legislative Assembly Bill No. 1735, dated March 8, 1991 and effective January 1, 1992 any any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for clean up or other actions with respect to the release or threatened release of Hazardous Materials and all rules, regulations, guidance documents and publications promulgated thereunder.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.



               "ERISA Affiliate" means any corporation, trade or business that is, along with Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.



               "Exchange Act" means the Securities Exchange Act of 1934, as amend from time to time.

                "Executive Officer" means the President, Vice President or Treasurer of Company.



               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.



               "Hazardous Material" and "Hazardous Materials" shall mean as follows:



                          (i)   any "hazardous substance" as defined in, or
for purposes of, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. Sections 9601 & 9602, as may be amended from time to time, or any other so-called "superfund" or "superlien" law and any judicial interpretation of any of the foregoing;


                          (ii)  any "regulated substance" as defined pursuant
to 40 C.F.R. Part 280;



                          (iii) any "pollutant or contaminant" as defined in
42 U.S.C.A. Section 9601(33);


                          (iv)  any "hazardous waste" as defined in, or for
purposes of, the Resource Conservation and Recovery Act;



                          (v)   any "hazardous chemical" as defined in 29
C.F.R. Part 1910.



                          (vi)  any "hazardous material" as defined in, or for
purposes of, the Hazardous Materials Transportation Act; and/or



                          (vii) any other substance, regardless of physical
form, or form of energy or pathogenic agent that is subject to any other past, present or future law or requirement of any Governmental Body regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, property.



               Without limiting the generality of the foregoing, the term "Hazardous Materials" thus includes, but is not limited to, any material, waste or substance that contains petroleum or any fraction thereof, Asbestos, or polychlorinated biphenyls, or that is flammable, explosive or radioactive.


               "Hazardous Materials Indemnity Agreement" shall mean that certain Hazardous Materials Indemnity Agreement, dated the date hereof, by and
between Company and   XXXXXXXXXX.


               "Institutional Holder" means (i) Purchaser, (ii) any other holder of Notes which is an insurance company, charitable foundation, fraternal benefit society, pension, retirement or profit sharing trust or fund within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or for which any bank, trust company, national banking association or investment advisor registered under the Investment Advisers' Act of 1940, as amended, is acting as a trustee or agent, any broker or dealer registered under the Investment Advisers' Act of 1940, as amended, or any government, public employees' pension retirement system, or any other governmental agency supervising the investment of public funds and (iii) an affiliate of any Person described in clause (i) or (ii) which holds any Notes.



               "Make-Whole Premium" shall have the meaning assigned thereto in Section 2.3(d) hereof.



               "Material Adverse Effect" means:

               (a) any event or condition which individually or in the aggregate has a material adverse effect on the financial condition of Company, or of Company and its Subsidiaries taken as a whole or on the condition, value or use of any Mortgaged Estate or on the ability of Company to perform its obligations under this Agreement, the Notes or any other Note Document; or



               (b) a material adverse effect individually or in the aggregate on the legality, validity or enforceability of Company's obligations under this Agreement or the Notes or the other Note Documents or a material impairment of the liens or security interest granted under the Note Documents.



               "Minimum Investment Grade" shall have the meaning assigned thereto in Section 2.3(d) hereof.

               "Moodys" shall have the meaning assigned thereto in Section 2.3(d) hereof.

               "Mortgaged Estate" means the collateral described as such in the mortgages and which secures the Notes.



               "Mortgages" means the mortgages, deeds of trust, deed to secure debt or other similar security instruments creating or granting first priority liens and security interests in the collateral which secures the Notes and Company's obligations under the Note Documents substantially in the forms of Exhibits 1.3B and 1.3C, or which is hereafter executed and delivered in connection with the substitution or replacement of any Mortgaged Estate, as any thereof may from time to time be supplemented or amended.



               "Multiemployer Plan" means a multiemployer plan as defined in ERISA as to which Company has any outstanding liability.

                 "Note Documents" means this Agreement, the Notes, the Mortgages, Agency Agreement, the Hazardous Materials Indemnity Agreement, the Assignment of Leases and Rents, the UCC Financing Statements filed in connection with the Mortgages (together with assignments or amendments thereto) and any other agreements, documents and writings now or hereafter executed by, on behalf of or for the benefit of Company, Purchaser, the Agent or other holders of the Notes pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications (including through the waiver of any provision thereof), supplements and/or restatements thereto.


               "New York Mortgage" shall have the meaning assigned thereto in
Section 5A.1.

               "Overdue Rate" means a rate of interest of 10.2% per annum.

               "Paying Agent" means an Agent appointed and maintained by the Company for receiving notices, presentations or demands and/or making payments on the Notes which shall be a state or national bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia and having capital surplus and undivided profits aggregating at least U.S. $250,000,000.00 for the Notes in the borough of Manhattan in the City of New York.



               "PBGC" means the Pension Benefit Guaranty Corporation;


               "Permitted Encumbrances" shall have the meaning assigned thereto in the Mortgages.



               "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

               "Plan" means any United States employee benefit plan established, maintained or contributed to by Company or any ERISA Affiliate for the benefit of Company or such ERISA Affiliate's respective employees.



               "Principal Subsidiary" means (i) any Subsidiary of Company (a) whose profits (before tax and extraordinary items) for its last financial year as shown in its latest profit and loss account as prepared for the purposes of the latest audited profit and loss account of Company are at least 10% of the consolidated profits (before tax and extraordinary items) of Company for its last fiscal year as shown in the latest audited consolidated profit and loss account of Company or (b) whose total assets (excluding goodwill and other intangible assets and deducting intercompany indebtedness and minority interests) as shown by its latest balance sheet as prepared for the purposes of the latest audited balance sheet of Company are at least 10% of the total assets of Company as shown by the latest audited consolidated balance sheet of Company. A report by the independent auditors of Company that in their opinion a Subsidiary is or is not a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on Company and the holders of the Notes.

               "Property" shall have the meaning assigned thereto in Section
5A.1.



               "Purchaser" and "Purchasers" shall have the meaning assigned thereto in Section 1.1 hereof.

               "Rating Agency" and "Rating Agencies" shall have the meanings assigned thereto in Section 2.3(d) hereof.



               "Rating Decline" shall have the meaning assigned thereto in
Section 2.3(d) hereof.

               "Redemption Price" shall have the meaning assigned thereto in
Section 2.1 hereof.



               "Reinvestment Yield" shall have the meaning specified in
Section 2.3(d) hereof.

               "Reportable Event" shall have the same meaning as in ERISA but shall not include any reportable event for which the 30-day notice period has been waived under applicable regulations.


               "Security" shall have the meaning assigned thereto in Section 2(1) of the Act.

               "Special Local Counsel" means local counsel to   XXXXXXXXXX: (i)
Squire, Sanders & Dempsey, located in New York, and (ii) Howard Rice Nemerovski Canady Robertson & Falk, located in California.

               "Statistical Release" shall have the meaning assigned thereto in Section 2.3(d) hereof.



               "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (assuming exercise or conversion solely of the securities held by such Person) is at the time beneficially owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time or the power to elect a majority of the Board of Directors or similar governing body.

               "Superior Document" shall mean, with respect to each Mortgaged Estate, any lease, mortgage, deed of trust, security agreement or other agreement pursuant to which a Superior Party has an interest in such Mortgaged Estate which is superior or prior to the interest of Purchaser (or Agent as the case may be).

               "Superior Party" shall mean, with respect to each Mortgaged Estate, each Person having an interest in all or any portion of (i) such Mortgaged Estate, (ii) the land on which any portion of the Mortgaged Estate is located ("Land") or (iii) any lease, sublease or ground lease of the Land or the Improvements (as defined in the applicable Mortgage), including, without limitation, any lessor, sublessor, ground lessor or holder of a mortgage or security interest of any type in any of the foregoing, which interest is superior or prior to the interest of Purchaser or Agent in the Mortgaged Estate.

               "  XXXXXXXXXX Assignment" shall meaning XXXXXXXXXX.



               "S&P" shall have the meaning assigned thereto in Section 2.3(d) hereof.



               "  XXXXXXXXXX" shall mean   XXXXXXXXXX.



               "Weighted Average Life to Maturity" shall have the meaning assigned thereto in Section 2.3(d) hereof.



               8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP.

               SECTION 9. MISCELLANEOUS



               9.1. Registered Notes. The Company shall cause to be kept a register for the registration and transfer of the Notes ("Note Register") at the office of Company or the Paying Agent, and Company will cause to be registered or transferred on the Note Register as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

               At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may, subject to compliance with applicable securities laws and the provisions of Section
3.2, transfer such Note upon surrender thereof at Company or the principal office of the Paying Agent (if one shall have been appointed) duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing; provided that Company or the Paying Agent may decline to exchange or register the transfer of any Note during the period of five Business Days preceding the due date for any payment of principal or interest on the Notes.

               The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

               9.2. Exchange of Notes. At any time and from time to time, upon not less than three Business Days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2, or Section 9.3 (except in the case of a lost, stolen, or mutilated certificate sought to be exchanged pursuant to
Section 9.3, as soon as practicable), and, upon surrender of such Note at the office of the Paying Agent, Company will cause the Paying Agent to deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of U.S. $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered, or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or registered assigns, as may be designated by such holder and otherwise permitted hereunder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charges imposed upon such exchange or transfer.

               9.3. Loss, Theft, etc. of Notes. Upon receipt of evidence satisfactory to Company of the loss, theft, mutilation or destruction of any Notes, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to Company, or in the event of such mutilation upon surrender and cancellation of the Note, Company will cause the Paying Agent to deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If any Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify Company.



               9.4.       Expenses, Stamp Tax Indemnity.  Whether or not the
transactions herein contemplated (including the   XXXXXXXXXX Assignment) shall
be consummated,   XXXXXXXXXX shall pay directly all of its and   XXXXXXXXXX'
out-of-pocket   expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the reasonable fees, disbursements and other charges of XXXXXXXXXX' special counsel, Sonnenschein, Nath & Rosenthal, XXXXXXXXXX own counsel, any special local counsel, and all duplicating and
printing costs.    XXXXXXXXXX shall provide a sum at closing to pay all annual fees of the Agent pursuant to the Agency Agreement. Such sum shall be deposited pursuant to the Agency Fee Deposit Agreement attached hereto as
Exhibit 9.4. Company shall pay all of its out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated or permitted hereby, including but not limited to the fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman. The Company shall also pay all expenses relating to the performance of any transactions contemplated or permitted hereby, any title insurance premiums, filings, recordings, search fees, survey costs and fees of environmental consultants or other persons employed by or with the consent of the Company who performed environmental work on any of the Mortgaged Estates or any action for the enforcement or collection of the Notes, any of the Mortgages or this Agreement and any amendment, waivers or consents pursuant to the provisions hereof or of the Notes, any of the mortgages or the other Note Documents (whether or not the same are actually executed and delivered), including, without limitation, the fees, expenses and disbursements of the holders of the Notes and of legal counsel to the holders of the Notes (i) following the occurrence of and during the continuance of a Default or an Event of Default or (ii) incurred in connection with any amendments, waivers or consents, any work-out, restructuring or similar proceedings relating to the performance by Company of its obligations under this
Agreement, the Notes, any of the Mortgages and the other Note Documents. Company also shall pay any fees and related expenses incurred or to be incurred in connection with obtaining, maintaining or restoring any rating described in
Section 2.3 and will pay and save Purchaser, the holder of a Note and Agent harmless against any and all liability with respect to stamp and other similar taxes, if any, which may be payable or which may be determined to be payable in connection with the execution, delivery or enforcement of this Agreement, the Notes, any of the Mortgages or any other Note Documents, whether or not any Notes are then outstanding. Company shall protect and indemnify Purchaser, XXXXXXXXXX and the Agent against any liability for any and all brokerage fees and commissions payable or claimed to be payable by Company to any Person in connection with the transactions contemplated by this Agreement other than any
fees, commissions, costs and expenses of   XXXXXXXXXX and its counsel and
financial advisors which are to be paid from the proceeds of the   XXXXXXXXXX
Assignment. Without limiting the foregoing, Company shall pay the cost of obtaining a Private Placement Number for the Notes and authorizes the submission of such information as may be required by S&P for the purpose of obtaining such number.



               9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.



               9.6.       Notices.  All communications provided for hereunder
shall be in writing and, if to   XXXXXXXXXX, delivered or mailed by registered
or certified mail or by overnight courier or by facsimile communication (confirmed in writing by registered or certified mail or by overnight courier),
in each case prepaid and addressed to   XXXXXXXXXX at   XXXXXXXXXX address
appearing above or such other address as   XXXXXXXXXX or the subsequent holder
of any Note initially issued to XXXXXXXXXX may designate to Company in writing, and if to Company delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), in each case prepaid and addressed to Kmart Corporation, 3100 West Big Beaver Road, Troy, MI 48084-3163 Attention: Michael Skiles or to such other address as Company or the Agent may in writing designate to Purchaser or to a subsequent holder of the
Note initially issued to Purchaser,
and if to   XXXXXXXXXX, delivered or mailed by registered or certified mail, return receipt requested, or by overnight courier, or by facsimile communication transmitted on a Business Day (confirmed in writing by registered or certified mail, return receipt requested, or by overnight courier), in each
case prepaid and addressed to   XXXXXXXXXX at XXXXXXXXXX.

                9.7.      Successors and Assigns.  This Agreement shall be
binding upon Company and its respective successors and assigns and shall be binding upon and inure to Purchaser's benefit and to the benefit of Purchaser's successors and assigns including each successive holder or holders of any Notes. Each such successive holder or holders of any Notes, including
XXXXXXXXXX and any and all successors to   XXXXXXXXXX shall have all rights and
privileges of the "Purchaser" hereunder.  Company hereby acknowledges that,
simultaneously with the Closing,   XXXXXXXXXX is assigning all of its right,
title and interest hereunder and under the Notes, the Mortgages and the other Note Documents to XXXXXXXXXX pursuant to an Assignment Agreement in substantially the form of Exhibit 9.7 attached hereto (" XXXXXXXXXX Assignment"). Company further acknowledges and agrees that all Company's representations, warranties, covenants, agreements and other obligations hereunder and under the Notes, the Mortgages and the other Note Documents are
made for the benefit of   XXXXXXXXXX and the Agent and   XXXXXXXXXX is
accepting the   XXXXXXXXXX Assignment in reliance thereon.  In order to further
induce   XXXXXXXXXX to enter into the   XXXXXXXXXX Assignment, Company hereby
makes the following representations, warranties, covenants and agreements:

                          (i)   To the best of its knowledge, Company
does not have any right, including any claim, counterclaim, right of setoff or deduction or other defense of any kind, to withhold payment or performance of any of its obligations hereunder or under any of the other Note Documents (" XXXXXXXXXX Defenses");



                          (ii)  Company hereby waives and agrees not to assert
the same against   XXXXXXXXXX or any other holder of the Notes;



                          (iii) Company hereby acknowledges and agrees that,
upon consummation of the   XXXXXXXXXX Assignment,   XXXXXXXXXX will be
a bona fide purchaser of the Notes for value (to the extent provided in the XXXXXXXXXX Assignment) and will be a holder of the Notes in due course and
Company hereby waives any right to challenge   XXXXXXXXXX status as such;



                          (iv)  Company acknowledges and agrees that
XXXXXXXXXX is a third party beneficiary of this Agreement and the other Note
Documents entered into between Company and   XXXXXXXXXX; and



                          (v)   Upon consummation of the   XXXXXXXXXX
Assignment to   XXXXXXXXXX,   XXXXXXXXXX shall be deemed to be Purchaser
hereunder and shall succeed to all rights of Purchaser hereunder and shall be subject to the terms and conditions hereof.

               9.8. Recapture. To the extent any holder of the Notes receives any payment by or on behalf of Company, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Company or its respective trustee, receiver, custodian, liquidator or any other party under bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated and shall be included within the liabilities of Company to the holders of the Notes as of the date such initial payment, reduction or satisfaction occurred.

               9.9. Survival of Covenants and Representations. All covenants, representations and warranties made by Company herein and in any other Note Documents and in any certificates delivered pursuant hereto or thereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.



               9.10. Severability. Should any provision of this Agreement or any of the other Note Documents for any reason be declared unenforceable by a court of competent jurisdiction (sustained on appeal, if any) such unenforceability shall not affect the enforceability of any other provision hereof or thereof, all of which shall remain in force and effect as if this Agreement or such other Note Document had been executed with the unenforceable provision thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining provision of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared unenforceable; provided that, if any provision of this Agreement or any of the other Note Documents shall be unenforceable by reason of a final judgment of a court of competent jurisdiction based upon a court's ruling (sustained on appeal, if any) that such provision is unenforceable because of the excessive degree or magnitude of the obligation imposed thereby on any company, that unenforceable obligation shall be reduced in magnitude or degree by the minimum degree or magnitude necessary in order to permit the provision to be enforceable by the Purchaser. In the event the provisions of the immediately preceding sentence applies, the parties shall make appropriate adjustment to the provisions of this Agreement and the other Note Documents to give effect to the benefits intended to be conferred upon the parties hereby.



               9.11. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with the law of the State of New York without giving effect to the choice of law principles thereof.

               9.12. Submission to Jurisdiction. The Company hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York, and irrevocably agrees that all actions or proceedings relating to this Agreement the Notes and other Note Documents may be litigated in such courts, and Company waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by registered or certified mail (return receipt requested) or messenger directed to it at its address set forth in Section 9.6 above or to its agent referred to below at such agent's address set forth below and that service so made shall be deemed to be completed in accordance with Section 9.6 hereof. The Company hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent for the purpose of accepting service of any process within the State of New York. Nothing contained in this Section shall affect he right of any holder of Notes to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against Company or to enforce a judgment obtained in the courts of any other jurisdiction.

               9.13. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

               9.14. Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, or the other Note Documents executed pursuant to or in connection with the execution of this Agreement and the other Note Documents, in no event shall this Agreement, the Notes or any of the other Note Documents require or be construed to require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any of the other Note Documents shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any such circumstances any holder of a Note shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes or any of the other Note Documents or otherwise in an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes or on account of any other indebtedness of Company to such holder of

Notes and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such Indebtedness, such excess shall be refunded to Company. In determining whether or not the interest paid or payable with respect to any Note, under any specific contingency, exceeds the highest lawful rate, Company and the holder of such Note shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such obligation so that the actual rate of interest on account of such obligation does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such obligation, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

[SIGNATURE PAGE:   NOTE PURCHASE AGREEMENT DATED AS OF
                   JANUARY 21, 1993]



              The execution hereof by you shall constitute a contract between Company and Purchaser for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



                                           KMART CORPORATION



                                           By M.L. Skiles
                                              -----------------------------
                                              Name: M.L. Skiles
                                              Title: Senior Vice President



                Accepted as of the date first above written.

                                             XXXXXXXXXX



                                           By XXXXXXXXXX
                                              ------------------------------
                                              Name: XXXXXXXXXX
                                              Title: Vice President